    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 27, 1998
                                    Registration Statement File No. 333-
===============================================================================

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                SOLUTIA INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                      43-1781797
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


          10300 OLIVE BOULEVARD                          63166-6760
             P. O. BOX 66760                             (Zip Code)
           ST. LOUIS, MISSOURI
(Address of Principal Executive Offices)

              SOLUTIA INC. 1997 STOCK-BASED INCENTIVE PLAN
                        (full title of the plan)

                         KARL R. BARNICKOL, ESQ.
                            General Counsel
                              Solutia Inc.
                         10300 Olive Boulevard
                            P. O. Box 66760
                     St. Louis, Missouri 63166-6760
                (Name and address of Agent for service)

                             (314) 674-1000
      (Telephone number, including area code, of agent for service)

                                      CALCULATION OF REGISTRATION FEE
======================================================================================================================
TITLE OF SECURITIES TO BE REGISTERED    AMOUNT TO BE   PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM      AMOUNT OF
                                         REGISTERED         PRICE PER SHARE       AGGREGATE OFFERING  REGISTRATION FEE
                                                                                       PRICE<F1>
----------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01 par
    value (and associated
Preferred Share Purchase Rights)           600,000<F1>        $29.438<F2>          $17,662,800<F2>     $5,310.53<F3>
======================================================================================================================

<F1>  Section 3 of the Plan provides that in the event of a stock dividend, stock split, recapitalization, etc., the total number of shares which may be granted, the number of shares covered by each outstanding award, and the exercise price or base price per share
      (in the case of options and stock appreciation rights, respectively) of such shares shall be equitably adjusted.
      Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares and associated Preferred Share Purchase Rights which, by reason of any such event, may become subject to the Plan.

<F2>  Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and based on the average of the high and low prices of Common Stock as reported in The Wall Street Journal for the New York Stock
      Exchange Composite Transactions for April 22, 1998.

<F3>  Includes a minimum registration fee of $100 for the Preferred Share
      Purchase Rights.

================================================================================

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      Pursuant to General Instruction E to Form S-8, Solutia Inc. (the "Company") incorporates by reference the contents of the Company's Registration Statement on Form S-8 (File No. 333-34683) as filed with the Securities and Exchange Commission ("SEC") on August 29, 1997, except as the foregoing may be modified by the information set forth herein. This Registration Statement is being filed to register an additional 600,000 shares of Company Common Stock, $0.0l par value (the "Common Stock") and associated Preferred Share Purchase Rights.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock to be issued pursuant to the Plan will be passed upon for the Company by Karl R. Barnickol, Senior Vice President, General Counsel, and Secretary of the Company. Mr. Barnickol beneficially owns 42,838 shares and holds options to purchase an additional 323,698 shares of Common Stock.

ITEM 8.  EXHIBITS.

     See Exhibit Index at page 4.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this the 27th day of April, 1998.

                                          SOLUTIA INC.
                                          (Registrant)

                                          By    /s/ Karl R. Barnickol
                                             ------------------------------
                                                Karl R. Barnickol
                                                Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                    TITLE                               DATE
         ---------                                    -----                               ----
          <F*>
----------------------------        Chairman, Chief Executive Officer                April 27, 1998
   Robert G. Potter                 and Director (Principal Executive Officer)


          <F*>
----------------------------        President and Director                           April 27, 1998
  John C. Hunter III


          <F*>
----------------------------        Senior Vice President and Chief
     Robert A. Clausen              Financial Officer (Principal Financial Officer)  April 27, 1998


          <F*>
-----------------------------       Vice President and Controller
    Roger S. Hoard                  (Principal Accounting Officer)                   April 27, 1998


          <F*>
-----------------------------       Director                                         April 27, 1998
  Robert T. Blakely


          <F*>
-----------------------------       Director                                         April 27, 1998
      Joan T. Bok


          <F*>
-----------------------------       Director                                         April 27, 1998
   Paul H. Hatfield


          <F*>
-----------------------------       Director                                         April 27, 1998
   Robert H. Jenkins


          <F*>
-----------------------------       Director                                         April 27, 1998
    Howard M. Love


                                    2


         SIGNATURE                                    TITLE                               DATE
         ---------                                    -----                               ----

          <F*>
-----------------------------       Director                                         April 27, 1998
  Frank A. Metz, Jr.


          <F*>
-----------------------------       Director                                         April 27, 1998
 William D. Ruckelshaus


          <F*>
-----------------------------       Director                                         April 27, 1998
   John B. Slaughter

<F*> Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                    /s/ Karl R. Barnickol
                                    -------------------------------
                                        Karl R. Barnickol
                                        Attorney-in-Fact

                                 EXHIBIT INDEX


      These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K.


Exhibit No.       Description
-----------       -----------
4                 Form of Rights Agreement, dated as of August 6, 1997 between the Company and First Chicago Trust Company of New York
                  (incorporated herein by reference to the Company's
                  Registration Statement on Form 10 filed with the Commission on August 7, 1997).

5 Opinion of Karl R. Barnickol re legality of securities to be issued

15                Omitted -- Inapplicable

23                1.  Consent of Deloitte & Touche LLP
                  2.  Consent of Solutia's Counsel -- See Exhibit 5

24                Powers of Attorney submitted by Robert G. Potter, John C.
                  Hunter III, Robert A. Clausen, Roger S. Hoard, Robert T.
                  Blakely, Joan T. Bok, Paul H. Hatfield, Robert H.
                  Jenkins, Howard M. Love, Frank A. Metz, Jr.,
                  William D. Ruckelshaus and John B. Slaughter
                  (incorporated herein by reference to Exhibit 24(a) of the Company's Form 10-K for the year ended December 31, 1997 filed on March 13, 1998)


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